FORM OF PROPOSED AMENDMENT TO ADVISORY AGREEMENT


   AMENDMENT TO ADVISORY AGREEMENT Dated January 9, 1996 between LPT Variable
         Insurance Series Trust and LPIMC Insurance Marketing Services



Section 3.1 is hereby amended with the following changes to the fee schedule effective May 1, 1997:

1. Section 3.1.3 is hereby deleted in its entirety and the following is substituted in its place and stead:

PORTFOLIO                PROPOSED ADVISORY FEE
-----------------------  ------------------------------------------------

Harris Associates Value  1.00% of first $25 million of average daily net assets
                         .85% of next $75 million of average daily net assets
                         .75% of average daily net assets over and above
                         $ 100 million



2. Section 3.1.4 is hereby deleted in its entirety and the following is substituted in its place and stead:

Robertson  Stephens  Diversified  Growth

PORTFOLIO           PROPOSED ADVISORY FEE
------------------  ------------------------------------------------

Robertson Stephens  .95% of first $10 million of average daily net
Diversified Growth  assets
                    .90% of the next $25 million of average daily net assets
                    .85% of the next $165 million of average daily net assets
                    .80% of average daily net assets over and above
                    $ 200 million



LPT  Variable  Insurance  Series  Trust



By___________________________________




LPIMC  Insurance  Marketing  Services



By___________________________________